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                                                                    EXHIBIT 23.5



                                                              AUGUST 11, 1998


24331 Sherwood Avenue
P.O. Box 3067
Centerline, MI 48015-0067


Ladies and Gentlemen:

     This letter serves as written consent for MS Acquisition Corp. to include my name and information in the filing to the Securities and Exchange Commission of its Registration Statement on Form S-1 (the "Registration Statement") on or about August 11, 1998 as a nominee to the board of directors of MS Acquisition Corp., following the Offering (as defined in the Registration Statement).



                                                           Sincerely,


                                                          /s/ Ueli Spring
                                                          _______________
                                                          Ueli Spring